Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
OF TITLE 18 OF THE UNITED STATES CODE

I, John Hummel, the President and principal financial officer of AIS Futures Management LLC, the general partner of AIS Futures Fund IV, L.P. (the “Partnership”), certify that (i) the Annual Report of AIS Futures Fund IV, L.P. on Form 10-K for the period ending December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of AIS Futures Fund IV, L.P.

Date:  March 26, 2008

/s/ John Hummel
John Hummel
President, AIS Futures Management, LLC